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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Saga Communications, Inc. 2003 Employee Stock Option Plan and to the incorporation by reference therein of our report dated March 11, 2003, with respect to the consolidated financial statements of Saga Communications, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
August 5, 2003